PLAN OF MERGER

                                 by and between

                            GARNER PUBLISHING COMPANY
                              (an Iowa corporation)

                                       and

                             GARNER ACQUISITION CO.
                              (an Iowa corporation)


         PLAN OF MERGER, dated as of July 3, 1996, by and between Garner Acquisition Co., an Iowa corporation ("Newco"), and Garner Publishing Company, an Iowa corporation ("Garner"), said corporations being hereinafter collectively referred to as the "Constituent Corporations".

         WHEREAS, Consolidated Graphics, Inc., a Texas corporation ("CGI"), Newco, Garner and the stockholders of Garner have entered into an Agreement and Plan of Reorganization, dated as of July 3, 1996, (the "Reorganization Agreement"), providing, among other things, for the execution, acknowledgement and filing of this Plan of Merger and for the merger of Newco with and into Garner (the "Merger") upon the terms set forth in the Reorganization Agreement and this Plan of Merger; and

         WHEREAS, the respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interest of each of such corporations and their respective shareholders that Newco be merged with and into Garner in the manner contemplated herein and in the Reorganization Agreement and have adopted resolutions approving this Plan of Merger and the Reorganization Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of stating the terms and conditions of the Merger, the mode of carrying the same into effect, the manner and basis of causing the shares of each Constituent Corporation to be converted into shares of the Surviving Corporation (as hereinafter defined) or into shares of CGI and such other details and provisions as are deemed desirable, the parties hereto have agreed, and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I.

         In accordance with the provisions of the laws of the State of Iowa, Newco shall be merged with and into Garner, which shall be, and is herein sometimes referred to as, the "Surviving Corporation", and which shall continue its business under the name "Garner Printing Company" and shall continue to be governed by the laws of the State of Iowa. The registered office of the Surviving Corporation in the State of Iowa shall be Corporation Service Company, 729 Insurance Exchange Building, Des Moines, Iowa 50309.

                                   ARTICLE II.

         The Merger shall become effective upon completion of the filing of an executed original [and duplicate copy] of this Plan of Merger and articles of merger (the "Articles of Merger") with the Secretary of the State of Iowa. The date and time when the Merger becomes effective shall be the "Effective Time" referred to in this Plan of Merger.

                                  ARTICLE III.

         A. THE MERGER. Subject to the terms and conditions of this Plan of Merger, Newco shall be merged with and into Garner at the Effective Time. Following the Merger, the separate corporate existence of Newco shall cease and Garner shall be the Surviving Corporation and shall succeed to and assume all the rights and obligations of Newco in accordance with the Iowa Business Corporation Act ("IBCA").

         B. EFFECTS OF THE MERGER; CERTIFICATE AND BYLAWS; DIRECTORS AND
OFFICERS.

                  1. The Merger shall have the effects specified in Section
         490.1106 of the IBCA.

                  2. The Articles of Incorporation of Garner, as amended and restated and attached to the Articles of Merger, shall be the Articles of Incorporation of the Surviving Corporation thereafter unless and until amended in accordance with its terms and as provided by law.

                  3. The Bylaws of Newco as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation thereafter unless and until amended in accordance with their terms, the terms of Certificate of Incorporation of the Company following the Effective Time and as provided by law.

                  4. The directors and officers of Newco at the Effective Time shall be the directors and officers of the Surviving Corporation thereafter, each to hold a directorship or office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected and qualified.

                                   ARTICLE IV.

         The mode of carrying the Merger into effect and the manner and basis of converting or exchanging the shares of the Constituent Corporations into shares of CGI Common Stock or into the Common Stock, no par value per share, of the Surviving Corporation shall be as follows:

         A. CONVERSION OF SHARES.

                  1. At the Effective Time, by virtue of the Merger and without any further action on the part of CGI, Newco, Garner or the Surviving Corporation, or any holder of any of the following securities:

                  a. each share of common stock of Newco issued and outstanding at the Effective Time shall be converted into one share of the common stock, no par value per share, of the Surviving Corporation;

                  b. each issued share of common stock of Garner that is held in treasury by Garner or held by any subsidiary of Garner shall be canceled and no stock of CGI or other consideration shall be delivered in exchange therefor;

                  c. each share of common stock of Garner issued and outstanding at the Effective Time shall be converted into the right to receive 3.65 nonassessable shares of common stock, $.10 par value per share (the "CGI Common Stock"), of CGI (the "Merger Consideration").

                  2. Upon conversion of the shares of common stock of Garner into the Merger Consideration in the manner described in paragraph
         4.1.1.3 above, each record holder of issued and outstanding common stock of Garner immediately prior to the Effective Time shall have the right to receive a certificate representing such whole number of shares of CGI Common Stock equal to the product of 3.65 times the number of issued and outstanding shares of common stock of Garner of which such person is the record holder immediately prior to the Effective Time.

                  3. No fractional shares of CGI Common Stock will be issuable.

         B. EXCHANGE OF STOCK CERTIFICATES; RECORD DATE.

                  1. At or after the Effective Time, each holder of record of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of common stock of Garner whose shares were converted into the Merger Consideration pursuant to Section 4.1 hereof shall surrender such certificates for cancellation to CGI duly endorsed.

                  2. CGI shall deliver or arrange for the delivery of the Merger Consideration required under this Agreement to such persons who were record owners of the common stock of Garner as of the close of business on the Effective Time.

         C. NO FURTHER RIGHTS IN COMMON STOCK OF GARNER. As of the Effective Time, all shares of common stock of Garner shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing shares of common stock of Garner as of the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate as provided in Section 4.2.

                                   ARTICLE V.

         For the convenience of the parties hereto and to facilitate the filing and recording of this Plan of Merger, separate counterparts hereof may be executed and all such counterparts shall be deemed to be one and the same instrument.

                                   ARTICLE VI.

         This Plan of Merger may be terminated or amended at any time prior to the Effective Time in the manner provided in the Reorganization Agreement.

         IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Plan of Merger to be signed in its corporate name by its duly authorized officer, attested by its Secretary or its Assistant Secretary, and its corporate seal to be affixed hereto, all as of the date first above written.

[CORPORATE SEAL]                                   GARNER ACQUISITION CO.

ATTEST:


______________________________                     By:_________________________
      Secretary                                            Joe R. Davis,
                                                      Chief Executive Officer

[CORPORATE SEAL]                                   GARNER PUBLISHING COMPANY

ATTEST:


______________________________                     By:__________________________
      Secretary                                               President


         Consolidated Graphics, Inc. hereby joins in this Plan of Merger for the limited purpose of agreeing to issue shares of CGI Common Stock as provided in the Plan of Merger.

                                                   CONSOLIDATED GRAPHICS, INC.


                                                   By:__________________________
                                                             Joe R. Davis,
                                                        Chief Executive Officer